Calculation of Filing Fee Tables
S-3
HANMI FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	4	Other	Depository Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Unallocated (Universal) Shelf	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The amount to be registered consists of an indeterminate amount of senior or subordinated debt securities, common stock, preferred stock and/or depositary shares as may be offered, issued and sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon the exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees and will pay such fees on a "pay as you go" basis in advance of or in connection with an offering of securities registered under this registration statement.

[2]	(1) The amount to be registered consists of an indeterminate amount of senior or subordinated debt securities, common stock, preferred stock and/or depositary shares as may be offered, issued and sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon the exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees and will pay such fees on a "pay as you go" basis in advance of or in connection with an offering of securities registered under this registration statement.

[3]	(1) The amount to be registered consists of an indeterminate amount of senior or subordinated debt securities, common stock, preferred stock and/or depositary shares as may be offered, issued and sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon the exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees and will pay such fees on a "pay as you go" basis in advance of or in connection with an offering of securities registered under this registration statement.

[4]	(1) The amount to be registered consists of an indeterminate amount of senior or subordinated debt securities, common stock, preferred stock and/or depositary shares as may be offered, issued and sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon the exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees and will pay such fees on a "pay as you go" basis in advance of or in connection with an offering of securities registered under this registration statement. (3) There is being registered under this registration statement an indeterminate number of depositary shares to be evidenced by depositary receipts as may be issued pursuant to a deposit agreement in the event that Hanmi Financial Corporation elects to offer to the public fractional shares of the preferred stock registered hereby. Such depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of the preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for depositary shares.

[5]	(1) The amount to be registered consists of an indeterminate amount of senior or subordinated debt securities, common stock, preferred stock and/or depositary shares as may be offered, issued and sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon the exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees and will pay such fees on a "pay as you go" basis in advance of or in connection with an offering of securities registered under this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date